_____________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2013

DEEP WELL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-24012	13-3087510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 700, 10150 – 100 Street, Edmonton, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

The Board of Directors of Deep Well Oil & Gas, Inc. (the “Corporation”) authorized and declared a special one-time cash distribution (the “Distribution”) to be paid to its shareholders as of the record date August 16, 2013 (“Stockholders of Record”), as set by the Board of Directors of the Corporation. This Distribution will be paid out at USD $0.07 per common share to the Corporation’s Stockholders of Record as of the close of business on August 16, 2013. The Board of Directors of the Corporation has set the payment date of the Distribution to be paid on September 20, 2013 to its Stockholders of Record.

The Corporation issued a press release on August 9, 2013 announcing the Distribution, which is filed herewith as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(a)  Financial Statements

Not Applicable.

(d)  Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
99.1	Press Release dated August 9, 2013, filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: August 9, 2013	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
President and CEO